UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 10, 2006

Date of Report (Date of earliest event reported)

Bedford Property Investors, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12222	68-0306514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Lafayette Circle, Lafayette, California 94549
(Address of principal executive offices, including zip code)

(925) 283-8910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On February 10, 2006, Bedford Property Investors, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LBA Realty Fund II – WBP LLC, a Delaware limited liability company (“Acquiror”), and LBA Realty Fund II – WBP I LLC, a Delaware limited liability company and wholly owned subsidiary of Acquiror (“Merger Sub”).  Under the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of Acquiror.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, $0.02 par value per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time, other than Common Stock held by Merger Sub, Acquiror or any direct or indirect subsidiary of Acquiror or the Company, will be automatically converted into the right to receive $27.00 in cash per share, without interest.  Each stock option of the Company, whether or not exercisable, will be cancelled by the Company and in consideration of such cancellation, the Company will pay to each holder thereof cash, net of withholding, equal to the excess of the merger consideration over the exercise price.  Each share of restricted Common Stock that is issued and outstanding, whether or not vested, will be converted into the right to receive the merger consideration.  The Company’s Series A and Series B Cumulative Redeemable Preferred Stock will remain issued and outstanding after the effective time of the Merger as preferred stock of the Surviving Corporation.

The Company has made various representations and warranties and covenants in the Merger Agreement, including, among others, subject to certain exceptions which permit the Company’s directors to comply with their duties to the Company and its stockholders, not to (a) solicit proposals relating to alternative business combination transactions or (b) enter into discussions concerning, or provide non-public information in connection with, alternative business combination transactions.  Subject to certain exceptions that permit the directors of the Company to comply with their duties to the Company and its stockholders, the Company’s board of directors has agreed to recommend that the Company’s stockholders vote in favor of and adopt and approve the Merger and the Merger Agreement.  The Merger Agreement also includes covenants pertaining to the operation of the Company’s business between execution of the Merger Agreement and the closing of the Merger.

The Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the stockholders of the Company pursuant to applicable law and the absence of certain legal impediments to consummation of the Merger.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Acquiror a termination fee equal to $16.0 million plus documented expenses of up to $3.5 million.  In certain circumstances where the Merger Agreement is terminated but the termination fee is not payable, the Company or Acquiror may be required to reimburse the other for its fees and expenses incurred in connection with the Merger Agreement, up to a maximum of $3.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.01 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, LBA Realty Fund II, L.P., an affiliate of Acquiror and Merger Sub, agreed to provide a limited guaranty of the payment and performance of Acquiror and Merger Sub under the Merger Agreement up to $200 million.  A copy of the agreement providing such guaranty is attached as Exhibit 2.02 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the guaranty does not purport to be complete and is qualified in its entirety by reference to the guaranty, which is attached as Exhibit 2.02 to this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the execution of the Merger Agreement, each director of the Company entered into a voting agreement with Acquiror pursuant to which such director agreed to vote his or her Common Stock in favor of approving and adopting the Merger Agreement and the Merger.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms.  Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that the Company delivered in connection with the execution of the Merger Agreement.  Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts.  Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors.  These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing.  Accordingly, they should not be relied upon as statements of factual information.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

The Company intends to file a proxy statement on Form 14A more fully describing the merger transaction involving the Company and Acquiror.  The proxy statement will be mailed to the stockholders of the Company.  The Company’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and the Company. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations page on its corporate website at http://www.bedfordproperty.com.

In addition, the Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the acquisition. A description of any interests that the Company’s officers and directors have in the acquisition will be available in the proxy statement.

Employee Severance and Transaction Bonus Agreements

On February 10, 2006, the Compensation Committee and the Board of Directors (the “Board”) of the Company approved a form change of control severance agreement (the “Severance Agreement”) to be entered into between the Company and each of Peter Bedford, the Company’s chief executive officer and chairman of the Board, Hanh Kihara, the Company’s senior vice president and chief financial officer, Dennis Klimmek, the Company’s executive vice president, secretary and general counsel, and Stephen Silla, the Company’s executive vice president and chief operating officer (collectively, the “Executive Officers”).  The Severance Agreement provides for the payment of certain benefits to an Executive Officer upon specified terminations of employment following a change of control, as defined in the Severance Agreement, including the voluntary resignation by the Executive Officer following a change in control. The benefits include a lump sum payment consisting of (i) an amount equal to the Executive Officer’s base salary and bonus multiplied by a factor that varies among Executive Officers and (ii) a pro-rata bonus based upon the number of days worked in the year in which the termination occurs, as well as continued medical, dental and vision insurance benefits, as described in the Severance Agreement. To receive benefits under the Severance Agreement, an Executive Officer must execute a release of claims and agree to refrain from taking certain competitive actions in relation to the Company, including soliciting Company employees and competing with the Company.  The total expected value of the Executive Officers’ Severance Agreements is $3,368,128 ($1,583,333, $556,322, $577,917, and $650,556 to Mr. Bedford, Ms. Kihara, Mr. Klimmek and Mr. Silla, respectively).

The Compensation Committee and the Board on February 10, 2006, also approved a form transaction bonus agreement (the “Bonus Agreement”) to be entered into between the Company and each of the Company’s employees other than the Executive Officers (the “Employees”).  The Bonus Agreement provides for the payment of a lump sum transaction bonus to an Employee upon the consummation of a change in control of the Company in exchange for the execution by such Employee of a release of claims.  The Bonus Agreement also provides for the continuation of certain medical, dental and vision insurance benefits upon specified terminations of an Employee during the twenty-four months following a change of control, as further described in the Bonus Agreement.  The total expected aggregate value of the payments to the thirty-four Employees under the Bonus Agreements is $2,359,698.

The forms of Severance Agreement and Bonus Agreement that will provide for the payments and other benefits described above are filed herewith as Exhibits 10.75 and 10.76, respectively, and are incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of these Exhibits.

Modification of Director Compensation

The Board also approved on February 10, 2006, in lieu of its annual grants of 1,000 shares of common stock to each non-employee director, a one time payment of $27,000 to each non-employee director to be paid immediately prior to the consummation of the Merger.

ITEM 8.01: OTHER EVENTS.

On February 10, 2006, the Company announced that an affiliate of LBA Realty LLC (“LBA”) has agreed to acquire the Company in an all cash transaction.  A copy of the press release issued by the Company on February 10, 2006 concerning the transaction is filed herewith as Exhibit 99.01 and is incorporated herein by reference.

The Board also approved on February 10, 2006, in lieu of its annual grants of 1,000 shares of common stock to each non-employee director, a one time payment of $27,000 to each non-employee director to be paid immediately prior to the consummation of the Merger.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

2.01                           Agreement and Plan of Merger, dated as of February 10, 2006, by and among LBA Realty Fund II – WBP LLC, LBA Realty Fund II – WBP I LLC and Bedford Property Investors, Inc.

2.02                           Guaranty, dated February 10, 2006, by and between LBA Realty Fund II, L.P. and Bedford Property Investors, Inc.

10.75                     Form of Transaction Bonus Letter.

10.76                     Form of Change of Control Severance Agreement.

99.01                     Press Release of Bedford Property Investors, Inc., issued February 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2006	BEDFORD PROPERTY INVESTORS, INC.
By:
/s/ Hanh Kihara
Hanh Kihara
Senior Vice President and Chief Financial Officer